Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$447,117
Unrealized Gain (Loss) on Market Value of Futures	(1,470,187)
Dividend Income	5,394
Interest Income	8,615
Total Income (Loss)	$(1,009,061)

Expenses
General Partner Management Fees	$4,887
Professional Fees	2,654
Brokerage Commissions	1,304
Non-interested Directors' Fees and Expenses	84
Prepaid Insurance Expense	183
NYMEX License Fee	122
Total Expenses	9,234
Expense Waiver	(3,136)
Net Expenses	$6,098
Net Income (Loss)	$(1,015,159)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$9,909,525
Net Income (Loss)	(1,015,159)

Net Asset Value End of Month	$8,894,366
Net Asset Value Per Share (200,000 Shares)	$44.47

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612